UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): August 30, 2018

CIPHERLOC CORPORATION

(Formerly National Scientific Corporation)

(Exact name of registrant as specified in its charter)

Texas	000-28745	86-0837077
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Main St, Suite 100

Buda, TX 78610

(Address of principal executive offices) (Zip Code)

702-818-9011

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant

On August 27, 2018, the Board of Directors of Cipherloc Corporation dismissed its registered independent public accounting firm, dbbmckennon, and engaged Armanino LLP as its registered independent public accounting firm for the fiscal year ending September 30, 2018.

During the fiscal years ended September 30, 2016 and 2017 and the subsequent interim periods preceding the cessation of the relationship with dbbmckennon, there were no disagreements with dbbmckennon on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures or any reportable events, which disagreement, if not resolved to the satisfaction of the former accountants, would have caused it to make reference to the subject matter of the disagreement in connection with their report. The reports by dbbmckennon on the balance sheets for the last fiscal year, and the related statements of operations, stockholders’ deficit, and cash flows as of and for the years ended September 30, 2016 and 2017, contains a going concern notice, but do not otherwise contain a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles

The Company has not, during its most recent fiscal year and any subsequent interim periods prior to engaging Armanino LLP, consulted with Armanino LLP regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither written nor oral advice was provided by Armanino LLP which was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement with dbbmckennon Certified Public Accountants

The Company submitted a copy of this Form 8-K to dbbmckennon and Armanino LLP prior to filing with the Commission.

Item 9.01 Financial Statements and Exhibits

The following exhibits are furnished as part of this report:

(d) Exhibits

Number	Description
16.2	Letter of dbbmckennon regarding change in independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant	CipherLoc Corporation

Date: September 4, 2018	By:	/s/ Michael De La Garza
Michael De La Garza
Chief Executive Officer (Principal Executive Officer)